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EXHIBIT 23.1

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CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the use in this Form S-1 Registration Statement Pre-effective Amendment No. 6 of USURF America, Inc. and subsidiaries (formally Internet Media Corporation) of our report dated April 9, 1999 appearing in the prospectus, which is a part of such Registration Statement, and to the reference to this firm under the heading "Experts" in this Registration Statement.

/s/

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

May 31, 2001